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                                                                    Exhibit (21)

                                   REGISTRANT
                                   ECOLAB INC.

                                               STATE OR OTHER        PERCENTAGE
                                              JURISDICTION OF            OF
NAME OF AFFILIATE                               INCORPORATION         OWNERSHIP

Ecolab S.A.                                       Argentina              100

Ecolab Pty. Ltd.                                  Australia              100
                                                  (N.S.W.)

Ecolab Limited                                     Bahamas               100

Ecolab (Barbados) Limited                         Barbados               100

Kay N.V.                                           Belgium               100

Ecolab Quimica Ltda.                               Brazil                100

Ecolab Ltd.                                     Canada (Ont.)            100

Ecolab S.A.                                         Chile                100

Ecolab Sociedad Anonima                          Costa Rica              100

Ecolab S.A.                                        France                100

Societe Francaise de Produits Techniques           France                100
(MAGNUS)

Ecolab GmbH                                        Germany               100

Ecolab Export GmbH                                 Germany               100

Ecolab, Sociedad Anonima                          Guatemala              100

Quimicas Ecolab, S.A.                             Honduras               100

Ecolab Limited                                    Hong Kong              100

P.T. Ecolab Indonesia                             Indonesia              80

Eclab Export Limited                               Ireland               100

Ecolab Co.                                         Ireland               100

Ecolab Limited                                     Jamaica               100

Ecolab K.K.                                         Japan                100

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                                               STATE OR OTHER        PERCENTAGE
                                              JURISDICTION OF            OF
NAME OF AFFILIATE                               INCORPORATION         OWNERSHIP

Ecolab East Africa (Kenya) Limited                  Kenya                100

Ecolab  Korea Ltd.                                  Korea                100

Ecolab Lebanon S.a.r.l.                            Lebanon               100

Ecolab Sdn. Bhd.                                  Malaysia               100

Ecolab S.A. de C.V.                                Mexico                100

Ecolab Morocco                                     Morocco               100

Ecolab Finance N.V.                              Netherlands             100
                                                  Antilles
                                                  (Curacao)

Ecolab International B.V.                        Netherlands             100

Ecolab Limited                                   New Zealand             100

Ecolab Chemicals Ltd.                             People's               51
                                              Republic of China

Ecolab Philippines, Inc.                         Philippines             100

Ecolab Pte. Ltd.                                  Singapore              100

Klenzade South Africa                           South Africa             100
(Proprietary) Limited

Ecolab Ltd.                                        Taiwan                100

Ecolab East Africa (Tanzania) Limited             Tanzania               100

Ecolab Limited                                    Thailand               100

Ecolab Foreign Sales Corp.                       U.S. Virgin             100
                                                   Islands

Ecolab S.A.                                       Venezuela              51

UNITED STATES

Kay Chemical Company                                North                100
                                                  Carolina

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                                               STATE OR OTHER        PERCENTAGE
                                              JURISDICTION OF            OF
NAME OF AFFILIATE                               INCORPORATION         OWNERSHIP

Kay Chemical International, Inc.                    North                100
                                                  Carolina

Ecolab Manufacturing Inc.                         Delaware               100

Ecolab Holdings Inc.                              Delaware               100

Ecolab Investment Inc.                            Delaware               100

Ecolab Foundation                                Minnesota               100

Ecolab Leasing Corporation                        Delaware               100

Jackson Machine Sales Company                     Delaware               100


Certain additional subsidiaries, which are not significant in the aggregate, are not shown.

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